                                                                  EXHIBIT 10.39a


December 13, 2002



Mr. Burton August, Sr.
AA&L Associates
200 Holleder Parkway
Rochester, NY  14615

RE: Lease agreement dated July 11, 1984 between AA&L Associates (Landlord) and MONRO Muffler/Brake & Service, Inc. (Tenant) for premises situate at 96 Grant Avenue, Auburn, NY [MMB #30]

Dear Burt:

Please accept this letter as Monro Muffler / Brake, Inc.'s official notification of our intent to renew said lease agreement for the final five-year renewal period commencing on August 1, 2003 and expiring July 31, 2008. The rent for said renewal period shall be $2,500.00 per month.

Burt, I would like to discuss additional renewal options with you since Monro has no options available past July 31, 2008.

Yours truly,



/s/ Thomas M. Aspenleiter
------------------------------------
Thomas M. Aspenleiter
VP Real Estate

TMA:mc